Exhibit 99.1

Game Trading Technologies Reports Third Quarter 2010 Financial Results

Revenue Up 39% to $9.1 Million, Driving 268% Increase in Net Income to $210,716 vs. Q3 2009

Press Release Source: Game Trading Technologies, Inc. On Thursday October 28, 2010, 8:30 am EDT

HUNT VALLEY, Md., Oct. 28 /PRNewswire-FirstCall/ — Game Trading Technologies, Inc. (OTC Bulletin Board: GMTD.ob), a leading provider of comprehensive trading solutions for video game retailers, publishers, rental companies and consumers, reported financial results for the third quarter ended September 30, 2010.

Revenue for the third quarter 2010 increased 37% to $9.1 million from $6.6 million in the prior quarter and increased 39% from $6.5 million in the same year-ago quarter. The increase was primarily attributable to increased sales to the company’s largest customer.

Gross margin in the third quarter of 2010 was 17.9% as compared to 11.7% in the prior quarter and 21.2% in the same year-ago quarter.

Net income for the third quarter of 2010 was $210,716 or $0.02 per diluted share, an improvement from a net loss of $901,560 or $(0.11) per diluted share in the prior quarter, and an improvement from a net income of $57,288 or $0.01 per diluted share in the same year-ago quarter.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) was $669,202, an improvement from an adjusted EBITDA loss of $499,433 in the prior quarter, and an increase of 122% from $301,417 in the same period a year-ago (for more information about adjusted EBITDA, see “Non-GAAP Financial Measures” below).

Cash and cash equivalents totaled $411,003 at September 30, 2010 as compared to $641,088 at December 31, 2009.

“Our performance in the quarter demonstrated the increasing demand from retailers for high quality pre-owned video games through our proprietary trading platform,” said Todd Hays, GTTI’s CEO. “It also reflected the strengthened foundation of our business through partnering with key retail trade-in and off-rental suppliers, as well as the developing relationship with our largest customer, a leading national game retailer.”

About Game Trading Technologies, Inc.

Founded in 2003 and headquartered in Hunt Valley, MD, Game Trading Technologies, Inc. is a leading video game trading services provider focused on valuation, procurement, refurbishment, and redistribution of pre-owned video games. Game Trading Technologies currently offers unique services, supported by innovative technologies to an array of national firms, allowing them to better serve customers who want to trade their games for store credit or purchase pre-owned games. The foundation of most of these relationships is Game Trading Technologies’ proprietary game trading database, which updates values on more than 10,000 video games and consoles on a daily basis according to market conditions. Game Trading Technologies, Inc. shares are traded on the OTCBB under the symbol “GMTD.” For more information, visit www.gtti.com or call 1-877-631-GAME (4263).

Non-GAAP Financial Measures

In compliance with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Game Trading Technologies, Inc. has attached to this news release (below) and posted to the company’s investor relations web site (www.GTTI.com) a reconciliation of the differences between GAAP and non-GAAP financial information as required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under generally accepted accounting principals in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended September 30, 2010 and 2009, the Company excluded items in the following general categories, each of which are described below:

Stock-Based Compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on the company’s operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Game Trading Technologies, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Loss)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Net income (loss), as reported	$210,716	$(901,560)	$57,288
Net income (loss) from discontinued operations	—	—	—

Net income (loss) from continuing operations	2 10,716	(901,560)	57,288
Interest expense, net	23,206	18,333	223,700
Depreciation and amortization	24,501	11,235	20,429
EBITDA attributed to continuing operations
Adjustments:
Amortization of stock-based compensation	410,779	372,559	—

Adjusted EBITDA (loss)	$669,202	$(499,433)	$301,417

Forward Looking Statements

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Game Trading Technologies’ current expectations about its future results, performance, prospects and opportunities. Game Trading Technologies has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Game Trading Technologies and are subject to a number of risks, uncertainties and other factors that could cause Game Trading Technologies’ actual results, performance, prospects or opportunities during the remainder of 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Game Trading Technologies’ current report on Form 10-Q, which may be found at www.sec.gov or as may be described from time to time in Game Trading Technologies’ subsequent SEC filings.

Company Contact

Jody Janson

Game Trading Technologies, Inc.

Tel: 877-631-GAME (4263)

jody@gtti.com

Investor Relation Contact

Scott Liolios or Matt Glover

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

Game Trading Technologies, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Audited)
	September 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$411,003	$641,088
Accounts receivable—Net of allowance of $100,000 as of September 30, 2010 and December 31, 2009	5,284,855	2,383,688
Inventories	7,999,593	2,897,432
Prepaid expenses and other	136,569	—

TOTAL CURRENT ASSETS	13,832,020	5,922,208
Property and equipment, net	330,499	109,984
Other assets
Deferred financing costs	—	258,325
TOTAL OTHER ASSETS	—	258,325

TOTAL ASSETS	$14,162,519	$6,290,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,845,318	$4,253,396
Accrued expenses and other	165,684	60,534
Revolving line of credit	2,363,285	—
Note payable—current portion	—	513,046
Note payable—related party	16,255	408,424
Discontinued operations—liability	—	88,921

TOTAL CURRENT LIABILITIES	9,390,542	5,324,321
Long Term Liabilities
Note Payable—non-current portion	—	2,236,954
Warrant redemption liability	—	281,935

TOTAL LONG TERM LIABILITIES	—	2,518,889
TOTAL LIABILITIES	9,390,542	7,843,210
Redeemable preferred stock, Series A; $.0001 par value, 2,837,500 shares authorized, 2,837,500 and 0 shares issued and outstanding at September, 30, 2010 and December 31, 2009, respectively, net (Face value $5,675,000 and $0, respectively)	674,839	—
Stockholders’ equity
Preferred stock, $0.0001 par value, 17,162,500 shares authorized, none issued and outstanding as of September 30, 2010 and December, 31, 2009, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 8,290,000 and 7,090,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	829	709
Additional paid-in capital	8,276,016	89,659
Accumulated deficit	(4,179,707)	(1,643,061)

Total stockholders’ equity	4,097,138	(1,552,693)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,162,519	$6,290,517

Game Trading Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$9,105,366	$6,527,744	$27,138,605	$27,867,603
Cost of sales	7,478,508	5,145,000	22,759,924	23,212,718

Gross Profit	1,626,858	1,382,744	4,378,681	4,654,885
Operating Expenses:
Selling, general and administrative	957,656	1,059,480	3,570,980	2,329,543
Employee stock based compensation	410,779	—	1,728,544	—
Non-employee stock based compensation	—	—	1,496,023	—
Depreciation	24,501	20,429	59,800	53,822

Total Operating Expense	1,392,936	1,079,909	6,855,347	2,383,364
Income (Loss) from Operations	233,922	302,836	(2,476,666)	2,271,520
Other Income (Expenses):
Interest expense, net	(23,206)	(223,700)	(106,473)	(579,578)
Other	—	—	46,493	—

Total Other Income (Expenses)	(23,206)	(223,700)	(59,981)	(579,578)
Income (Loss) Before Provision for Income Taxes	210,716	79,135	(2,536,646)	1,691,943
Provision for income taxes	—	—	—	—

Income (Loss) from Continuing Operations	$210,716	$79,135	$(2,536,646)	$1,691,943
Discontinued Operations
Loss from discontinued operations	—	21,847	—	90,656

Net income (loss) attributable to common shareholders before accretion of preferred dividends and discount	$210,716	$57,288	$(2,536,646)	$1,601,287
Accretion of preferred dividends and discount	70,939		155,903	—
Accretion of preferred amortization of beneficial conversion and warrant features	283,749		602,915

Net income (loss) attributable to common shareholders	$(143,972)	$57,288	$(3,295,464)	$1,601,287

Net income (loss) per share:
Income (loss) per share from continuing operations—basic	$0.03	$0.01	$(0.32)	$0.24

Income (loss) per share from discontinued operations—basic	$0.00	$(0.00)	$0.00	$(0.01)

Net income (loss) per share—basic	$0.03	$0.01	$(0.32)	$0.23

Income (loss) per share from continuing operations—diluted	$0.02	$0.01	$(0.32)	$0.24

Income (loss) per share from discontinued operations—diluted	$0.00	$(0.00)	$0.00	$(0.01)

Net income (loss) per share—diluted	$0.02	$0.01	$(0.32)	$0.23

Weighted Average Common Shares Outstanding—basic	8,290,000	7,090,000	8,043,846	7,090,000
Weighted Average Common Shares Outstanding—diluted	13,770,098	7,090,000	8,043,846	7,090,000